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                                                                 Exhibit 10.24.2

                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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                                    BETWEEN
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                      TODD KAY AND TARRANT APPAREL GROUP
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              THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("the Amendment") is
dated as of January 10, 2000 and is entered into by and between Todd Kay ("Executive") and Tarrant Apparel Group (the "Company") with reference to the following facts:

              A. The Company and Executive entered into an Employment Agreement dated January 1, 1998; and

              B. The Company and Executive desire to amend the Employment Agreement with respect to the term thereof and Executive's compensation thereunder.

              NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual agreements set forth below, Executive and the Company hereby agree as follows:

        1.     Amendment to Employment Agreement.
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        (a)  Paragraph 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

        "3. Term of Agreement. The term of this Agreement shall commence on
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        January 1, 1998 and, unless earlier terminated pursuant to the provisions of Section 5, shall continue until March 31, 2003 (the "Term")."

        (b) Paragraph 4.1 of the Employment Agreement is hereby amended in its entirety to read as follows from and after the date hereof:

        "4.1 Base Salary. The Company shall pay to Executive an annual base
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        salary ("Base Salary") at the rate of $500,000 per annum (or such increased amount as the Board, in its sole discretion, from time to time may determine), payable in approximately equal periodic installments pursuant to the general policy of the Company from time to time, but not less frequently than monthly. Executive's Base Salary may not be decreased during the Term of this Agreement."

        2.     Confirmation of Employment Agreement. Except as expressly
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provided in this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

        3.     General. This Amedment (i) shall be binding upon the parties
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hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Employment Agreement and this Amendment, the provisions of this Amendment shall govern.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TARRANT APPAREL GROUP


By:  /s/ [ILLEGIBLE]
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Its:  Chairman-Corporation Committee


/s/ Todd Kay
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Todd Kay




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